                                                                  Rule 424(b)(2)
                                                                File No. 1(9019)
                                             Registration Statement No. 33-64049

Pricing Supplement No.: 2  dated:  November 14, 1995

(To Prospectus dated: November 13, 1995 and Prospectus Supplement dated:
November 13, 1995)

UNION TEXAS PETROLEUM HOLDINGS, INC.
MEDIUM-TERM NOTES - FIXED RATE SENIOR NOTES                CUSIP No. 90864P AA 8
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Trade Date: November 14, 1995                            Interest Rate: 6.70%
Principal Amount: $10,000,000.00                         Interest Payment Date(s): June 15 and December 15
Currency: U.S. dollars                                   Regular Record Date(s): June 1 and December 1
Issue Price: 100%                                        Maturity Date: November 18, 2002
Selling Agent's Commission: .60% (60 basis points)       Original Issue Date: November 17, 1995
                                                         Net Proceeds to Issuer: $9,940,000.00
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FORM:          __X__ Book-Entry
               _____ Certificated

REDEMPTION:    The Notes will be redeemable by the Company at any time prior to
               Maturity with a Make-Whole Premium, unless one of the below is checked:
                      ____ The Notes cannot be redeemed prior to maturity
                      ____ The Notes may be redeemed prior to maturity without
                           a Make-Whole Premium
                             Redemption Commencement Date: N/A
                             Initial Redemption Percentage: N/A
                             Annual Redemption Percentage Reduction: N/A

REPAYMENT:     __X__ The Notes cannot be repaid prior to maturity
               _____ The Notes can be repaid prior to maturity at the option of the holder
                             Optional Repayment Price: N/A
                             Optional Repayment Date: N/A

DISCOUNT NOTE: __X__ No
               _____ Yes
                     Total Amount of OID: N/A
                     Original Yield to Maturity: N/A
                     Initial Accrual Period OID: N/A
                     Method Used to Determine Yield for Initial Accrual
                     Period:  N/A  Approximate  N/A   Exact
                             -----              ---

OPTION TO RESET INTEREST:  __X__ No
                           _____ Yes, at the option of the Company
                                 Optional Reset Date(s): N/A

OPTION TO EXTEND MATURITY: __X__ No
                           _____ Yes, at the option of the Company
                                 Extension Period(s): N/A
                                 Number of Extension Periods: N/A
                                 Final Maturity: N/A

INDEXED NOTE:    __X__ No        _____ Yes (see additional terms attached)

AMORTIZING NOTE: __X__ No        _____ Yes (see additional terms attached)

CAPACITY:        __X__ Agent     _____ Principal

IF AS PRINCIPAL: _____  The Notes are being offered at varying prices related to prevailing market prices at the time of resale.

                 _____ The Notes are being offered at a fixed initial public offering price of _N/A_% of Principal Amount. The Notes are being reoffered to dealers with a reallowance not to exceed _N/A_% of the Commission or Fee.

ADDITIONAL TERMS: N/A


"N/A" means not applicable.


                       NATIONSBANC CAPITAL MARKETS, INC.